UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2014

KLEANGAS ENERGY TECHNOLOGIES, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	333-176820 (Commission File Number)	26-2808844 (IRS Employer Identification No.)

3001 N. Rocky Pt. RD. Suite 200 Tampa, Florida (Address of principal executive offices)	33771 (Zip Code)

(727)-364-2744 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

On July 22, 2014, the Board of Directors of Kleangas Energy Technologies, Inc. a Delaware corporation (the “Company”), finalized and authorized the execution of that certain stock purchase agreement (the “Stock Purchase Agreement”) among the Company, as buyer, and Jerry Hansen, Tracy Johnson and The PI Foundation, a non-profit Utah corporation (collectively, the “Sellers”) of 5,000,244 shares of common stock of Company, Inc., a Wisconsin corporation, which is a refuse systems, recycling and waste management company (“CI”), which constituted all of the issued and outstanding shares. The Company also purchased 833,333 shares of newly issued stock of CI for a purchase price of $1,300,000 (the “Purchase Price”). The Stock Purchase Agreement and associated documents referenced below will be held in escrow for up to ninety (90) days while the Company raises funds to pay the Purchase Price. Based on the timing of certain deliveries out of escrow (each, a “Closing Date”), payment constituting the Purchase Price will vary as follows:

(a)                If the Closing Date occurs in August 2014, the Purchase Price will be $7,281,555 plus the amount of “Other Current Assets” shown on CI’s balance sheet, calculated as of the Closing Date, paid $219,551 in cash and delivery to Sellers of a Secured Promissory Note (the “Note”) in the principal amount of $7,062,004, and when the Purchase Price is paid, Jerry Hansen and Tracy Johnson will pay off the amount of “Other Current Assets” on CI’s balance sheet as of the Closing Date.

(b)               If the Closing Date occurs in September 2014, the Purchase Price will be $7,301,174 plus the amount of “Other Current Assets” shown on CI’s balance sheet, calculated as of the Closing Date, paid $239,170 in cash and delivery to Seller of the Note in the principal amount of $7,062,004, and when the Purchase Price is paid, Jerry Hansen and Tracy Johnson will pay off the amount of “Other Current Assets” on CI’s balance sheet as of the Closing Date.

(c)                If the Closing Date occurs in October 2014, the Purchase Price will be $7,320,860 plus the amount of “Other Current Assets” shown on CI’s balance sheet, calculated as of the Closing Date, paid $258,856 in cash and delivery to Seller of the Note in the principal amount of $7,062,004, and when the Purchase Price is paid, Jerry Hansen and Tracy Johnson will pay off the amount of “Other Current Assets” on CI’s balance sheet as of the Closing Date.

In further accordance with the terms and provisions of the Stock Purchase Agreement, CI will use the Purchase Price it receives from issuance of the stock to pay off a commercial loan owed CI to Sellers will use cash received as part of the Purchase Price to pay off the intercompany owed by CI to Jerry Hansen, Tracy Johnson and Hawks Rest, LLC in the approximate amount of $460,000. Lastly, on the date that is two months after the Closing Date, the Company will contribute funds to CI sufficient to allow CI to pay off in full the “Small Loan.”

Secured Promissory Note

On July 22, 2014, the Board of Directors authorized the execution of that certain secured promissory note in the principal amount of $7,062,004.00 dated July 22, 2014 (the “Secured Note”) payable to Jerry Hansen, Tracy Johnson and The PI Foundation (collectively and for purposes of the Secured Note, the Holders”). The Secured Note bears no interest and requires the Company beginning one month after July 22, 2014 (the “Effective Date”) to make fifteen monthly payments of principal on the terms and in the amount provided in the Convertible Note. The Secured Note will be secured by a first priority perfected security interest that encumbers all of the assets of the Company. The Secured Note will further be secured by a stock pledge agreement that encumbers the shares of stock of CI together with a control agreement and a mortgage on the fiber recovery building together with all stock powers, endorsements and other security documents and other agreements of any kind whatsoever entered into in connection with the transactions contemplated by the Stock Purchase Agreement.

The Secured Note will also give the Company the option of missing up to two monthly payments without penalty or interest during the Secured Note’s initial fifteen month term. The Secured Note will also allow the Company to elect to extend the maturity date of the Secured Note from fifteen months beginning on the Closing Date to eighteen months beginning on the Closing Date if the Company notifies the Holders of the Company’s wish to extend the maturity date, during which three month extension time amounts owed under the Security Note will bear interest at the rate of twelve percent per annum.

All payments due under the Secured Note will be made on the Company’s behalf by, as determined by the Holders, the Company or the Company’s payment agent, Pyrenees Investments, LLC, a line of credit lender to the Company. The Holders will at all times be entitled to direct that all payments made under the Secured Note be sent to one or more separate bank accounts in the name of each of the persons referred to herein as “Holder,” in whatever relative amounts that Jerry Hansen specifies.

Stock Pledge Agreement

On July 22, 2014, the Board of Directors authorized the execution of that certain stock pledge agreement dated July 22, 2014 by and among Jerry Hansen, Tracy Johnson, The PI Foundation (collectively and for purposes of the Stock Pledge Agreement, the “Secured Party”) and the Company (the “Stock Pledge Agreement”). In accordance with the terms and provisions of the Stock Pledge Agreement, the Company granted a security interest to the Secured Party in the shares of common stock of CI acquired from the Sellers and the shares of common stock issued by CI. The Company, in the event of a default under the Secured Note, authorized and appointed the Secured Party as its attorney in fact to arrange for the transfer of the shares of CI to the name of the Secured Party. The shares of CI shall not be encumbered or disposed of by the Company while the Stock Purchase Agreement is in force.

Upon the occurrence of an event of default by the Company, the Secured Party shall have all of the rights and remedies of a secured party under the Wisconsin Uniform Commercial Code in addition to the following:

(a)	sell the shares of CI, which sale can be a public or private sale and the Secured Party shall determine the terms of any such sale in its sole discretion. The Secured Party shall be entitled to use the proceeds of the sale towards the amounts that the Company owes the Secured Party under the Stock Purchase Agreement. The Secured Party may add to what the Company owes the Secured Party the expenses of collection, sale and delivery of the shares of CI and any other expenses, including, but not limited to, reasonable attorney’s fees and disbursements, costs, broker’s commission, any and all transfer fees and taxes. The Company will pay the Secured Party any difference between the proceeds which the Secured Party realizes from the sale and what the Company owes the Secured Party. Upon each such sale the Secured Party may purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released;

(b)	elect to continue to hold the shares of CI if the Secured Party determines that a better price may be obtained at a later date and the Secured Party will not be liable to the Company for any loss in value in the Shares. If the Secured Party has the right to sell the shares and has not begun to do so within ninety (90) days after the obligations of the Company under the Secured Note have been accelerated, the Company may demand in writing that the Secured Party proceed to sell the shares. However, the Secured Party will not be required to sell the shares if in the Secured Party’s reasonable discretion the net proceeds would not be enough to repay in full the obligations of the Company and the amounts due under the Stock Purchase Agreement;

(c)	complete, in connection with a sale, a stock power in order to transfer the shares of CI; or

(d)	terminate the Company’s right to vote the shares of CI and the Secured Party may vote such shares in its discretion. By signing the Stock Pledge Agreement, the Company gave the Secured Party a right and proxy to vote the shares of CI as the Company’s agent, which cannot be revoked.

In the event the Secured Party sells the shares of CI, the proceeds shall be applied as follows: (a) to the expenses of collecting, selling and delivering the shares of CI including, but not limited to, attorney’s fees, brokerage commissions, auctioneer’s fees, transfer fees, disbursements and taxes; (b) second, to the payment of the obligations of the Company under the transaction documents; and (c) finally, the surplus if any to the Company.

Securities Control Agreement

On July 22, 2014, the Board of Directors authorized the execution of that certain securities control agreement dated July 22, 2014 by and among Jerry Hansen, Tracy Johnson, The PI Foundation (collectively and for purposes of the Securities Control Agreement, the “Secured Party”) and the Company (the “Securities Control Agreement”). In accordance with the terms and provisions of the Securities Control Agreement, the Company agreed that as the registered owner of the 5,000,244 shares of common stock of CI, it would not change the registered owner of such shares of common stock without the prior written consent of the Secured Party.

Escrow Agreement

On July 22, 2014, the Board of Directors authorized the execution of that certain escrow agreement (the “Escrow Agreement”), by and among Mark E. Rinehart, as escrow agent, Jerry Hanson, Tracy Johnson, The PI Foundation and the Company (the “Escrow Agreement”), pursuant to which the Escrow Agent shall hold certain documents and other items and perform certain obligations in relation to the Stock Purchase Agreement.

The foregoing is a summary description of the terms and conditions of the Stock Purchase Agreement, the Secured Note, the Stock Pledge Agreement, the Securities Control Agreement and the Escrow Agreement and does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, the Secured Note, the Stock Pledge Agreement, the Securities Control Agreement and the Escrow Agreement, a form of which each is filed hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10,5, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Stock Purchase Agreement dated July 22, 2014 among Kleangas Energy Technologies Inc., Jerry Hansen, Tracy Johnson and The PI Foundation, a non-profit Utah corporation.

10.2 Secured Promissory Note dated July 22, 2014 among Kleangas Energy Technologies Inc., Jerry Hansen, Tracy Johnson and The PI Foundation, a non-profit Utah corporation.

10.3 Stock Pledge Agreement dated July 22, 2014 among Kleangas Energy Technologies Inc., Jerry Hansen, Tracy Johnson and The PI Foundation, a non-profit Utah corporation.

10.4 Securities Control Agreement dated July 22, 2014 among Kleangas Energy Technologies Inc., Jerry Hansen, Tracy Johnson and The PI Foundation, a non-profit Utah corporation.

10.5 Escrow Agreement dated July 22, 2014 among Mark E. Rinehart, as escrow agent, Terry Hansen, Tracy Johnson, The PI Foundation and Kleangas Energy Technologies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2014	Kleangas Energy Technologies Inc.
/s/Bo Linton
By: Bo Linton
Its: CEO